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                                                                 Exhibit 23.2

                       Consent of Independent Auditors

   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Registered Stock Plan of Second Bancorp, Inc. of our report dated January 23, 1997, with respect to the consolidated financial statements included in the Annual Report (Form 10-K) of Second Bancorp, Inc. for the year ended December 31, 1996.

                                                          Ernst & Young LLP
Cleveland, Ohio
July 28, 1997